Exhibit 99.1

AT THE COMPANY

Brenda Abuaf, Corporate Communications

(800) 831-4826

CHARTERMAC ANNOUNCES THE RETIREMENT OF

ALAN P. HIRMES

New York, NY – March 15, 2007 – CharterMac (the “Company”) (NYSE: CHC) today announced the retirement of Alan P. Hirmes, the Company’s Chief Operating Officer and member of the Board of Trustees. Mr. Hirmes also has stepped down from his position as a member of the Board of Trustees of American Mortgage Acceptance Company (AMEX:AMC), a mortgage REIT advised by an affiliate of CharterMac.

“Alan Hirmes made an extraordinary contribution to CharterMac and he will be missed by all at our Company,” said Marc D. Schnitzer, CharterMac’s Chief Executive Officer and President. “Throughout his 24 years of service, Alan held multiples roles, including Chief Financial Officer and most recently Chief Operating Officer. Alan was a founder of our predecessor, Related Capital Company and one of the architects of CharterMac. In addition, Alan was an early President of the Affordable Housing Tax Credit Coalition and an integral part of all of our important acquisitions. His work was instrumental in the establishment of CharterMac as one of the nation’s leading real estate finance companies. We wish him the best of luck and thank him immensely for his dedication and hard work.”

“It has been a privilege to have spent the majority of my career at CharterMac,” said Mr. Hirmes. “I will miss working with all of the Company’s talented and committed individuals and I believe that CharterMac is well-positioned for an exciting future. I look forward to taking some time to spend with my family and focusing on my other outside community interests.”

About the Company

CharterMac, through its subsidiaries, is one of the nation's leading full-service real estate finance and investment companies. CharterMac offers capital solutions to developers and owners of properties throughout the country and quality real estate investment products to institutional and retail investors. For more information, please visit CharterMac's website at http://www.chartermac.com or contact the Investor Relations Department directly at 800-831-4826.

Certain statements in this document may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are detailed in CharterMac's most recent Annual Report on Form 10-K and in its other filings with the Securities and Exchange Commission, and include, among others, adverse changes in the real estate markets including, among other things, competition with other companies; interest rate fluctuations; general economic and business conditions, which will, among other things, affect the availability and credit worthiness of prospective tenants, lease rents and the terms and availability of financing for properties financed by mortgage revenue bonds we own; environment/safety requirements; changes in applicable laws and regulations; our tax treatment, the tax treatment of our subsidiaries and the tax treatment of our investments; risk of default associated with the mortgage revenue bonds and other securities held by us or our subsidiaries; risks associated with providing credit intermediation; risk of loss under mortgage banking loss sharing agreements; the risk that relationships with key investors and developers may not continue; our ability to generate fee income may not continue; and risks related to the form and structure of our financing arrangements.. Such forward-looking statements speak only as of the date of this document. CharterMac expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in CharterMac's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

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